UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2022

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

california	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPSS	The Nasdaq Stock Market LLC (Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations

On May 23, 2022, the board of directors of the registrant set the date for the registrant’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) as August 16, 2022, and the record date for the determination of shareholders entitled to receive notice of and to vote at the 2022 Annual Meeting as July 5, 2022.

Because the date set for the 2022 Annual Meeting differs by more than thirty days from the anniversary date of the previous annual meeting of shareholders, previously announced deadlines for any shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, or otherwise, are no longer applicable.

To be considered for inclusion in this year’s proxy materials for the 2022 Annual Meeting, shareholder proposals and any suggestions regarding director nominations must be submitted in writing a reasonable time before the registrant begins to print and send its proxy materials relating to the 2022 Annual Meeting. The registrant believes Thursday, June 23, 2022 would be the latest reasonable time. Any such proposal should be delivered to the corporate secretary at the registrant’s principal executive offices on or before the close of business on that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: May 27, 2022	By: /s/ CHARLES E. BRADLEY
Charles E. Bradley, President and Chief Executive Officer Signing on behalf of the registrant

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